Exhibit 10.11

Summary English Translation of Loan Contract dated April 14, 2010

Borrower: Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd.

Lender: Agricultural Bank of China Limited Shanghai Xuhui Sub-branch

This Contract is entered into by and between Borrower and Lender in accordance with relevant laws.

Section 1 The Loan

1. Type of the loan: short-term working capital loan.

2. Purpose of the loan: working capital needed for operations.

3. Currency and amount: RMB 25 million.

4. Term of loan.

1) Term of the loan: from April 15, 2010 to April 14, 2011.

2) In case of any discrepancy between this Contract and the loan note in terms of amount of loan, date of issuance and due date, the loan note shall prevail. The loan note is an integral part of this Contract and shall have the same force and effect as this Contract.

3) If the loan hereunder is issued in any foreign currency, Borrower shall repay the principal and interest of such loan in the original currency.

5. Interest rate.

The interest rate shall be 5% below the benchmark interest rate announced by the People’s Bank of China (the “PBOC”), i.e. at 5.0445%.

The interest rate shall be adjusted every six (6) months to reflect any changes of the benchmark interest rate.

6. Interest accrual.

The interest on the loan hereunder shall be accrued on a quarterly basis. The interest payment day is the 20th day of the last month of every quarter. Borrower shall pay the interest on such date. If the last installment of principal repayment does not fall on an interest payment day, the outstanding interest shall be paid together with the loan balance (daily interest=monthly interest/30).

Section 2 Preconditions for the Loan

1. Borrower shall have opened a basic deposit account with Lender.

2. Borrower shall have provided relevant documents and materials and go through relevant formalities as required by Lender.

3. If the loan hereunder is issued in a foreign currency, Borrower shall have completed the approval, registration and other legal procedures in connection with such loan in accordance with relevant regulations.

4. If there is any mortgage or pledge as security for the loan hereunder, relevant registration and/or insurance and other legal procedures have been completed as required by Lender, and such security and insurance remain effective. If the loan hereunder is guaranteed, the guarantee contract shall have been executed and become effective.

Section 3 Lender’s Rights and Obligations

1. Lender has the right to obtain information on Borrower’s operations, financial activities, inventory, use of the loan, etc., and request Borrower to provide documents, materials and information such as financial statements.

2. Lender may suspend drawing-down of the loan or recover the loan before maturity if Borrower has any acts and circumstances including but not limited to those stated in Sections 4.7, 4.8 and 4.10 hereof which are serious enough to affect the security of the loan.

3. Lender may directly deduct from any of Borrower’s accounts the principal, interest, penalty interest, compound interest, and other amounts payable by Borrower.

4. If the repayment made by Borrower is not sufficient to pay the amount payable hereunder, Lender may elect to apply such repayment to the principal, interest, penalty interest, compound interest or fees.

5. If Borrower fails to perform its repayment obligation, Lender may disclose Borrower’s breach publicly.

6. Lender shall issue the loan in accordance with the amount and timing agreed hereunder.

Section 4 Borrower’s Rights and Obligations

1. Borrower has the right to obtain and use the loan as agreed hereunder.

2. Borrower shall handle all settlement and deposit transactions relating to the loan hereunder through the account opened pursuant to Section 2 hereof.

3. If the loan hereunder is issued in a foreign currency, Borrower shall complete the approval, registration and other legal procedures in connection with such loan in accordance with relevant regulations.

4. Borrower shall repay the principal and interest of the loan on time. If Borrower needs to extend the loan term, it shall send Lender a written application within 15 days prior to the expiration of the loan. With Lender’s consent, a loan extension agreement shall be entered into.

5. Borrower shall use the loan for the purpose agreed hereunder and shall not misappropriate or misuse the loan.

6. Borrower shall provide Lender with truthful, complete and valid financial statements or other related materials and information on a monthly basis, and actively cooperate with Lender’s inspection of its operations, financial activities and use of the loan hereunder.

7. Borrower shall send Lender a prior written notice of and obtain Lender’s consent to any of its following acts: contracting, leasing, reorganization, affiliation, merger, acquisition, split, joint venturing, asset transfer, petition for suspension of business for rectification, petition for dissolution, petition for bankruptcy and any other acts which are sufficient to give rise to any change in the debtor-creditor relationship hereunder or affect Lender’s exercise of its creditor’s right, and either confirm its repayment obligation or repay the balance in full before it carries out such acts.

8. Under any circumstances other than those specified in the preceding paragraph which may have a material adverse impact on Borrower’s performance of its repayment obligation hereunder such as suspension of production, close of business, deregistration, revocation of business license, legal representative or principal’s engaging in illegal activities, involving in material lawsuits or arbitrations, serious difficulties in production or operations, and deterioration in financial conditions, Borrower shall immediately send Lender a written notice of such circumstances and take measures acceptable to Lender to protect the creditor’s right.

9. If Borrower provides guarantee for any person’s debt or mortgage or pledge its main assets to a third person, which may affect its ability to repay the loan hereunder, it shall give Lender prior written notice and obtain Lender’s prior consent.

10. Neither Borrower nor its investors shall withdraw funds, transfer the assets or shares without permission to avoid repayment.

11. If Borrower changes its name, legal representative, domicile, or business scope, Borrower shall notify Lender in writing promptly.

12. If the guarantor for the loan hereunder loses the ability to guarantee the loan in part or in whole because of suspension of production, close of business, cancellation of registration, revocation of business license, bankruptcy or operating losses, or the value of the pledged property or right as security for the loan is reduced, Borrower shall promptly provide substitute security acceptable to Lender.

13. Borrower shall bear all the following costs relating to this Contract or the security hereunder: legal services, insurance, transportation, appraisal, registration, safekeeping, notarization, etc.

Section 5 Early Repayment

Borrower shall obtain Lender’s consent to any early repayment. If such consent is obtained, the rate of interest on any such repayment for the actual loan period shall be 20% higher than the interest rate applied hereunder.

Section 6 Liability for Breach

1. If Lender fails to issue the loan to Borrower in accordance with the amount and timing agreed hereunder and causes any losses to Borrower, Lender shall pay liquidated damages to Borrower. The liquidated damages shall be the same as the interest on an overdue loan of the same term.

2. If Borrower fails to repay the principal of the loan at maturity as agreed hereunder, Lender will charge Borrower a penalty interest at a rate 50% higher than the interest rate applied to the loan hereunder (the “Overdue Interest Rate”) from the date of maturity until the principal and interest of the loan are fully repaid. For any loan in RMB, in the event that the benchmark interest rate for RMB loans of the same term is adjusted higher by the PBOC during the overdue period, the penalty interest rate shall be adjusted higher accordingly from the date of such adjustment of benchmark rate.

3. If Borrower fails to use the loan for the purpose agreed upon hereunder, Lender will charge Borrower a penalty interest on any misused portion of the loan at a rate 100% higher than the interest rate applied hereunder from the date of such misuse until the principal and interest of the loan are fully repaid. During such period, with respect to any loan in RMB, in the event that the benchmark interest rate for RMB loans of the same term is adjusted higher by the PBOC during the overdue period, the penalty interest rate shall be adjusted higher accordingly from the date of such adjustment of benchmark rate.

4. For any overdue interest, Lender will charge compound interest pursuant to PBOC’s regulations. Such overdue interest includes interest payable accrued during the loan term (including penalty interest for misused loans) and interest payable accrued in the overdue period (including penalty interest for overdue loans and penalty interest for misused loans). For overdue interest accrued during the loan term, the compounded interest is computed using the loan interest rate during the loan period and Overdue Interest Rate after the maturity date; for overdue interest accrued after the loan matures, the compound interest is computed using the Overdue Interest Rate.

5. If Borrower breaches any of its obligations hereunder, Lender shall have the right to request Borrower to cure such breach within a specified period, to suspend issuance of loan, to recover any issued loan, to declare due and payable any other loans between Borrower and Lender, or to take any other measures to protect its assets.

6. If any guarantor for the loan hereunder fails to perform its obligations agreed under the guarantee contract, Lender shall have the right to suspend issuance of the loan, accelerate the maturity of the loan or take any other measures to protect its assets.

7. If Borrower’s breach causes Lender to enforce its creditor’s right through a lawsuit or arbitration, all the attorney’s fees, travel expenses, and any other fees incurred by Lender to enforce its creditor’s right shall be borne by Borrower.

Section 7 Guarantee for Loan

The guarantee of maximum amount shall apply to the loan hereunder. A guarantee contract shall be entered into separately. The number of such guarantee contract is 31905201000000047.

Section 8 Dispute Resolution

Any dispute arising in the performance of this Contract may be solved by the parties either by negotiation or by litigation at a court at the place where Lender is located.

During the litigation, the provisions other than those in dispute shall continue to be performed.

Section 9 Miscellaneous

In the event that the benchmark interest rate for RMB loans is adjusted by the PBOC prior to the issuance of the loan, the interest rate applied hereunder shall be determined based on the adjusted benchmark interest rate from the effective date of such adjustment of benchmark rate.

Section 10 Effectiveness

This Contract shall come into effect on the date when it is signed or sealed by both Borrower and Lender.

Section 11 Counterparts

This Contract is executed in four counterparts with each party retaining one counterpart. All counterparts shall have the same force and effect.

Section 12 Note

Lender has asked Borrower to have a full and accurate understanding of the printed clauses of this Contract, and has made relevant explanations at Borrower’s request. The Parties hereto have reached an agreement on the meaning of this Contract.

Borrower (Seal)	Lender (Seal)

Legal Representative	Legal Representative

Or Authorized Agent	Or Authorized Agent

Date Signed: April 14, 2010

Place Signed: 30 Tiaoyaoqiao Road, Shanghai